UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 31, 2013

BLUE RIDGE REAL ESTATE COMPANY
(Exact name of registrant specified in its charter)
Pennsylvania	0-28-44	24-0854342
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 707, Blakeslee, Pennsylvania		18610-0707
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone, including area code:	(570) 443-8433

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed on October 18, 2013, Blue Ridge Real Estate Company (“Blue Ridge”) and Big Boulder Corporation (“Big Boulder” and together with Blue Ridge, the “Companies”) held a Special Meeting of Shareholders on October 18, 2013 at which the shareholders of the Companies approved and adopted the Agreement and Plan of Merger, dated as of August 29, 2013 (the “Merger Agreement”), by and between Blue Ridge and Big Boulder.

On October 21, 2013, the Companies filed Articles of Merger with the Secretary of State of the Commonwealth of Pennsylvania, pursuant to which Big Boulder merged with and into Blue Ridge effective as of 11:59 PM on October 31, 2013, with Blue Ridge continuing as the surviving corporation (the “Merger”).  As a result of the Merger, the separate corporate existence of Big Boulder ceased.

Under the Merger Agreement:

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at the effective time of the Merger, each issued and outstanding common share of Big Boulder, whether represented by a joint unit certificate which represents a combination of an equal number of Blue Ridge common shares and one Big Boulder common shares (the “Unit Certificate”), or a standalone Big Boulder share certificate, was canceled and converted automatically solely into the right to receive one post-merger Blue Ridge common share;

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at the effective time of the Merger, each issued and outstanding common share of Blue Ridge, whether represented by a Unit Certificate or a standalone Blue Ridge share certificate was canceled and converted automatically solely into the right to receive one post-merger Blue Ridge common share;

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at the effective time of the Merger, Blue Ridge adopted Amended and Restated Articles of Incorporation which set forth, among other things, that the number of authorized shares of common stock of Blue Ridge increased to 6,000,000, that the shares of Blue Ridge will be uncertificated, and that immediately after the Merger effective time, every two outstanding post-merger Blue Ridge common shares were combined into and automatically became one post-merger Blue Ridge common share (the “Reverse Stock Split”);

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at the effective time of the Merger, Blue Ridge adopted Amended and Restated Bylaws which include, among other things, an amendment to reflect the termination of the Security Combination Agreement between Big Boulder and Blue Ridge dated September 20, 1966 and other requirements of Pennsylvania law; and

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Immediately following the effective time of the Merger, the Reverse Stock Split was effected in accordance with the Amended and Restated Articles of Incorporation.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission by the Companies on August 30, 2013.

Item 3.03. Material Modification to Rights of Security Holders.

The information provided in response to Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information provided in response to Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.  A copy of the Amended and Restated Articles of Incorporation of Blue Ridge is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.  A copy of the Amended and Restated Bylaws of Blue Ridge is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)

    Exhibits.

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Articles of Incorporation of Blue Ridge Real Estate Company, effective as of October 31, 2013
3.2	Amended and Restated Bylaws of Blue Ridge Real Estate Company, effective as of October 31, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE REAL ESTATE COMPANY

Date:	November 19, 2013	By:	/s/ Cynthia Van Horn
Name: Cynthia A. Van Horn Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Articles of Incorporation of Blue Ridge Real Estate Company, effective as of October 31, 2013
3.2	Amended and Restated Bylaws of Blue Ridge Real Estate Company, effective as of October 31, 2013